Exhibit 99.1

MEDIA RELEASE

American Campus Communities, Inc. Reports Second Quarter 2022 Financial Results

AUSTIN, Texas — (BUSINESS WIRE) — July 25, 2022 — American Campus Communities, Inc. (NYSE:ACC) today announced the following financial results for the quarter ended June 30, 2022.

Highlights

•Reported net income attributable to ACC of $4.4 million or $0.03 per fully diluted share, versus net loss of $9.4 million or $0.07 per fully diluted share in the second quarter 2021.

•As previously announced, during the quarter the company entered into a definitive agreement under which Blackstone Core+ perpetual capital vehicles, primarily comprised of Blackstone Real Estate Income Trust, Inc. (“BREIT”), alongside Blackstone Property Partners (“BPP”), will acquire all outstanding shares of common stock of ACC for $65.47 per fully diluted share in an all-cash transaction valued at approximately $12.8 billion, including the assumption of debt.

The independent Special Committee of the ACC Board of Directors unanimously recommended to the Board the approval of, and the Board unanimously approved, the transaction. The transaction is expected to close on or about August 9, 2022, subject to approval by ACC’s shareholders at the company’s upcoming Special Meeting of Stockholders scheduled for August 4, 2022, and other customary closing conditions. The company can provide no assurances this transaction will close as and when expected, or at all.

•Increased FFOM per fully diluted share by 28.6 percent to $0.54 or $76.8 million, versus $58.8 million or $0.42 in the prior year quarter.

•Grew same store net operating income (NOI) by 11.2 percent over the second quarter prior year, as same store revenues increased 8.9 percent and operating expenses increased 6.4 percent.

•As previously announced, during the quarter the company commenced construction on a third-party, on-campus graduate housing development project at The University of Texas at Austin.

Second Quarter Operating Results

Revenue totaled $245.7 million, an increase of 17.8 percent from $208.5 million in the second quarter 2021, and operating income for the quarter increased 80.4% to $35.1 million versus $19.4 million in the prior year second quarter. The increase in revenue and operating income was primarily due to improvement of the company’s operations for the 2021-2022 academic year, as compared to the COVID-19 financial impact on the prior academic year. Net income for the 2022 second quarter totaled $4.4 million, or $0.03 per fully diluted share, compared with net loss of $9.4 million, or $0.07 per fully diluted share for the same quarter in 2021.

FFO for the 2022 second quarter totaled $71.6 million, or $0.51 per fully diluted share, as compared to $56.7 million, or $0.41 per fully diluted share for the same quarter in 2021. FFOM for the 2022 second quarter was $76.8 million, or $0.54 per fully diluted share, as compared to $58.8 million, or $0.42 per fully diluted share for the same quarter in 2021. A reconciliation of FFO and FFOM to net income is provided in Table 3.

Same store NOI was $116.8 million, an increase of 11.2 percent from $105.0 million in the second quarter 2021. Same store property revenues increased by 8.9 percent and same store property operating expenses increased by 6.4 percent. NOI for the total owned portfolio increased 20.6 percent to $125.4 million for the quarter from $103.9 million in the comparable period of 2021. A reconciliation of same store NOI to total NOI is provided in Table 4.

Portfolio Update

During the quarter, the company delivered 736 beds of the 10-phase residential housing development serving participants of the Disney College Program located near Walt Disney World® Resort. Cumulatively to date, the company has delivered 7,495 beds, representing $450.5 million of development. The company continues construction on the remaining phases of Flamingo Crossings Village, which are expected to be completed through 2023.

Third-Party Services Update

During the quarter, the company commenced construction of an on-campus graduate housing development project at The University of Texas at Austin. The project is anticipated to contribute fees totaling approximately $4.5 million, to be earned during the construction period.

Capital Markets

The company did not sell any shares under the ATM during the quarter.

Transaction with Blackstone Funds

As previously announced, during the quarter the company entered into a transaction agreement under which Blackstone Core+ perpetual capital vehicles, primarily comprised of BREIT, alongside BPP, will acquire all outstanding shares of common stock of ACC for $65.47 per fully diluted share. The independent Special Committee of the ACC Board of Directors unanimously recommended to the Board the approval of, and the Board unanimously approved, the transaction. The transaction is expected to close on or about August 9, 2022, subject to approval by ACC’s shareholders at the company’s upcoming Special Meeting of Stockholders scheduled for August 4, 2022, and other customary closing conditions. The company can provide no assurances this transaction will close as and when expected, or at all.

Also as previously announced, as a condition to the transaction, the company has suspended payment of its quarterly dividend. In light of the pending transaction, the company will not be hosting an earnings conference call to discuss these results.

2022 Outlook

Due to the company’s pending transaction with Blackstone, the company will no longer provide a financial outlook for 2022.

Supplemental Information

Supplemental financial and operating information, as well as this release, are available in the investor relations section of the American Campus Communities website, www.americancampus.com.

Non-GAAP Financial Measures

The National Association of Real Estate Investment Trusts ("NAREIT") currently defines Funds from Operations ("FFO") as net income or loss attributable to common shares computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from depreciable operating property sales, impairment charges and real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. We also believe it is meaningful to present a measure we refer to as FFO-Modified, or (“FFOM”), which reflects certain adjustments related to the economic performance of our on-campus participating properties and excludes other items, as we determine in good faith, that do not reflect our core operations on a comparative basis. FFO and FFOM should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of our financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of our liquidity, nor are these measures indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

The company defines property net operating income (“NOI”) as property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses.

About American Campus Communities

American Campus Communities, Inc. is the largest owner, manager and developer of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management and operational management of student housing properties. As of June 30, 2022, American Campus Communities owned 166 student housing properties containing approximately 111,900 beds. Including its owned and third-party managed properties, ACC's total managed portfolio consisted of 204 properties with approximately 143,100 beds. Visit www.americancampus.com.

Additional Information and Where to Find It

In connection with the proposed transaction with Blackstone, ACC has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A, and has mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ACC ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACC FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and any other documents filed by ACC with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or at ACC’s website at www.americancampus.com or by writing to American Campus Communities, Inc., Attention: Investor Relations, 12700 Hill Country Boulevard, Suite T-200, Austin, TX 78738.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,”

“intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect ACC’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of ACC that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary shareholder approval and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; risks that the proposed transaction disrupts ACC’s current plans and operations or diverts the attention of ACC’s management or employees from ongoing business operations; the risk of potential difficulties with ACC’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; the failure to realize the expected benefits of the proposed transaction; the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities; the risk that ACC’s business may suffer as a result of uncertainty surrounding the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of ACC’s common stock.

While forward-looking statements reflect ACC’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. ACC disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause ACC’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in ACC’s Annual Report on Form 10-K for the year ended December 31, 2021 and in the other periodic reports ACC files with the SEC.

Table 1
American Campus Communities, Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets

Investments in real estate
Owned properties, net	$6,606,132	$6,676,811
On-campus participating properties, net	62,518	65,559
Investments in real estate, net	6,668,650	6,742,370

Cash and cash equivalents	45,460	120,351
Restricted cash	19,508	14,326
Student contracts receivable, net	13,727	14,187
Operating lease right of use assets [1]	455,036	456,239
Other assets [1]	236,432	227,113

Total assets	$7,438,813	$7,574,586

Liabilities and equity

Liabilities
Secured mortgage and bond debt, net	$533,514	$535,836
Unsecured notes, net	2,776,105	2,773,855
Unsecured term loan, net	—	199,824
Unsecured revolving credit facility	135,000	—
Accounts payable and accrued expenses	77,303	93,067
Operating lease liabilities [2]	500,603	496,821
Other liabilities [2]	131,778	173,898
Total liabilities	4,154,303	4,273,301

Redeemable noncontrolling interests	29,212	31,858

Equity
American Campus Communities, Inc. and Subsidiaries stockholders’ equity:
Common stock	1,394	1,391
Additional paid in capital	4,698,859	4,694,242
Common stock held in rabbi trust	(3,801)	(3,943)
Accumulated earnings and dividends	(1,582,281)	(1,559,765)
Accumulated other comprehensive loss	(7,569)	(14,547)
Total American Campus Communities, Inc. and Subsidiaries stockholders’ equity	3,106,602	3,117,378
Noncontrolling interests – partially owned properties	148,696	152,049
Total equity	3,255,298	3,269,427

Total liabilities and equity	$7,438,813	$7,574,586

1.For purposes of calculating net asset value ("NAV") at June 30, 2022, the company excludes other assets of approximately $6.7 million related to net deferred financing costs on its revolving credit facility and the net value of in-place leases, as well as operating lease right of use assets disclosed above.
2.For purposes of calculating NAV at June 30, 2022, the company excludes other liabilities of approximately $33.2 million related to deferred revenue and fee income, as well as operating lease liabilities disclosed above.

Table 2
American Campus Communities, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenues
Owned properties	$232,313	$199,623	$485,361	$418,067
On-campus participating properties	6,168	5,221	16,862	14,179
Third-party development services	4,147	866	11,029	2,825
Third-party management services	3,030	2,811	6,152	6,172
Total revenues	245,658	208,521	519,404	441,243

Operating expenses
Owned properties	106,961	95,703	210,569	189,694
On-campus participating properties	3,929	3,279	7,930	6,569
Third-party development and management services	5,026	5,000	10,180	10,387
General and administrative [1]	16,872	12,093	27,170	23,221
Depreciation and amortization	70,978	68,741	141,530	136,858
Ground/facility leases	6,819	3,435	12,957	6,643
Other operating expenses [2]	—	833	—	2,033
Total operating expenses	210,585	189,084	410,336	375,405

Operating income	35,073	19,437	109,068	65,838

Nonoperating income (expenses)
Interest income	407	352	967	572
Interest expense	(30,509)	(29,240)	(60,570)	(58,217)
Amortization of deferred financing costs	(1,626)	(1,418)	(3,240)	(2,737)
Other nonoperating income	577	157	757	157
Total nonoperating expenses	(31,151)	(30,149)	(62,086)	(60,225)

Income (loss) before income taxes	3,922	(10,712)	46,982	5,613
Income tax provision	(323)	(341)	(663)	(681)
Net income (loss)	3,599	(11,053)	46,319	4,932
Net loss (income) attributable to noncontrolling interests	820	1,651	(2,717)	1,284
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	$4,419	$(9,402)	$43,602	$6,216
Other comprehensive income
Change in fair value of interest rate swaps and other	2,261	1,351	6,978	3,869
Comprehensive income (loss)	$6,680	$(8,051)	$50,580	$10,085

Net income (loss) per share attributable to ACC, Inc. and Subsidiaries common shareholders

Basic	$0.03	$(0.07)	$0.31	$0.04

Diluted	$0.03	$(0.07)	$0.30	$0.04

Weighted-average common shares outstanding

Basic	139,463,165	138,048,659	139,350,929	137,884,442

Diluted	141,066,184	138,048,659	140,624,028	139,139,383

1.The three and six months ended June 30, 2022 amounts include $0.2 million and $0.4 million in consulting, legal, and other costs incurred in relation to stockholder activism activities in preparation for the company's annual stockholders' meeting, respectively. The three and six months ended June 30, 2022 amounts also include $5.2 million of transaction costs incurred related to the Blackstone Merger agreement executed on April 18, 2022. The three months ended June 30, 2021 amount includes $1.3 million in accelerated amortization of unvested restricted stock awards due to the retirement of the company's President in August 2021. The six months ended June 30, 2021 amount includes $0.9 million in consulting, legal, and other costs incurred in relation to stockholder activism activities in preparation for the company's annual stockholders' meeting and $1.8 million in accelerated amortization of unvested restricted stock awards due to the retirement of the company's President in August 2021.
2.The three and six months ended June 30, 2021 amounts include $0.8 million and $2.0 million related to the settlement of a litigation matter, respectively.

Table 3
American Campus Communities, Inc. and Subsidiaries
Consolidated Statements of Funds from Operations (“FFO”)
(unaudited, dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	$4,419	$(9,402)	$43,602	$6,216
Noncontrolling interests' share of net (loss) income	(820)	(1,651)	2,717	(1,284)

Joint Venture ("JV") partners' share of FFO
JV partners' share of net loss (income)	818	1,634	(2,573)	1,334
JV partners' share of depreciation and amortization	(3,116)	(1,902)	(6,237)	(3,794)
	(2,298)	(268)	(8,810)	(2,460)

Total depreciation and amortization	70,978	68,741	141,530	136,858
Corporate depreciation [1]	(690)	(706)	(1,374)	(1,455)
FFO attributable to common stockholders and OP unitholders	71,589	56,714	177,665	137,875

Elimination of operations of on-campus participating properties ("OCPPs")
Net loss (income) from OCPPs	749	1,135	(3,152)	(1,819)
Amortization of investment in OCPPs	(1,996)	(2,039)	(3,989)	(4,081)
	70,342	55,810	170,524	131,975
Modifications to reflect operational performance of OCPPs
Our share of net cashflow [2]	635	534	1,068	673
Management fees and other	362	294	931	802
Contribution from OCPPs	997	828	1,999	1,475

Blackstone transaction costs [3]	5,235	—	5,235	—
Stockholder activism and other proxy advisory costs [4]	227	—	429	914
Elimination of litigation settlement expense [5]	—	833	—	2,033
Executive retirement charges [6]	—	1,299	—	1,837
Funds from operations-modified (“FFOM”) attributable to common stockholders and OP unitholders	$76,801	$58,770	$178,187	$138,234

FFO per share - diluted	$0.51	$0.41	$1.26	$0.99

FFOM per share - diluted	$0.54	$0.42	$1.26	$0.99

Weighted-average common shares outstanding - diluted	141,066,184	139,766,038	141,053,324	139,643,100

1.Represents depreciation on corporate assets not added back for purposes of calculating FFO.
2. 50% of the properties’ net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures which is included in ground/facility leases expense in the accompanying consolidated statements of comprehensive income.
3.Represents transaction costs incurred in relation to the Blackstone Merger agreement executed on April 18, 2022.
4.Represents consulting, legal, and other costs incurred in relation to stockholder activism activities in preparation for the company’s 2021 and 2022 annual stockholders' meetings, which are included in general and administrative expenses in the accompanying consolidated statements of comprehensive income.
5.Represents expense associated with the settlement of a litigation matter, which is included in other operating expenses in the accompanying consolidated statements of comprehensive income.
6.Represents accelerated amortization of unvested restricted stock awards due to the retirement of the company's President in August 2021, which is included in general and administrative expenses in the accompanying consolidated statements of comprehensive income.

Table 4
American Campus Communities, Inc. and Subsidiaries
Owned Properties Results of Operations1
(unaudited, dollars in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Owned properties revenues
Same store properties	$215,981	$198,239	$17,742	8.9%	$455,620	$416,028	$39,592	9.5%
New properties	16,332	1,384	14,948		29,741	2,039	27,702
Total revenues	$232,313	$199,623	$32,690	16.4%	$485,361	$418,067	$67,294	16.1%
Owned properties operating expenses
Same store properties	$99,221	$93,234	$5,987	6.4%	$195,590	$185,637	$9,953	5.4%
New properties	7,675	2,398	5,277		14,823	3,915	10,908
Other [2]	65	71	(6)		156	142	14
Total operating expenses	$106,961	$95,703	$11,258	11.8%	$210,569	$189,694	$20,875	11.0%
Owned properties net operating income (loss)
Same store properties	$116,760	$105,005	$11,755	11.2%	$260,030	$230,391	$29,639	12.9%
New properties	8,657	(1,014)	9,671		14,918	(1,876)	16,794
Other [2]	(65)	(71)	6		(156)	(142)	(14)
Total net operating income	$125,352	$103,920	$21,432	20.6%	$274,792	$228,373	$46,419	20.3%

1.The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2022 and 2021, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of June 30, 2022. Includes the full operating results of properties owned through joint ventures in which the company has a controlling financial interest and which are consolidated for financial reporting purposes.
2.Includes professional fees related to the operation of consolidated joint ventures that are included in owned properties operating expenses in the accompanying consolidated statements of comprehensive income (refer to Table 2).

Category: Earnings
CONTACT: American Campus Communities, Inc., Austin
Ryan Dennison, 512-732-1000